EXHIBIT 10.6
LONG-TERM INCENTIVE CASH AWARD AGREEMENT
PIONEER ENERGY SERVICES CORP.
AMENDED AND RESTATED 2007 INCENTIVE PLAN

THIS LONG-TERM INCENTIVE CASH AWARD AGREEMENT (this “Agreement”) is made as of <<Date>>, by and between Pioneer Energy Services Corp (the “Company”) and <<Name>> (the “Employee”) pursuant to the Pioneer Energy Services Corp. Amended and Restated 2007 Incentive Plan (Effective May 21, 2015) (the “Plan”). Certain capitalized terms used in this Agreement are defined in Section 7.
1. Long-Term Incentive Cash Award. Subject to the vesting and other terms and conditions set forth in this Agreement, the Company hereby grants to the Employee a time-vested, long-term cash incentive award (the “Award”) in the amount of $<<Number>> (the “Award Amount”).
2. Provisions of the Plan Control. The Award is made pursuant to the Plan and is subject to the terms and provisions of the Plan and this Agreement. The terms and provisions of the Plan are incorporated into this Agreement and will govern to the extent that the terms and provisions in this Agreement conflict with the terms and provisions of the Plan. The Employee acknowledges receipt of a copy of the Plan prior to executing this Agreement.
3. Reserved.
4. Vesting of the Award. The Award Amount shall vest, without duplication, in accordance with the following provisions:
(a) Continuous Service Vesting.
<<Vesting Terms>>
(b) Vesting Upon a Change of Control. If a Change in Control occurs after the date of this Agreement and on or before the Final Vesting Date and either (i) the Employee provides Continuous Service through the date of such Change in Control or (ii) the Employee’s Continuous Service is involuntarily terminated without Cause on or after the thirtieth (30th) day prior to the date of such Change in Control, then, in either such case, the entire Award Amount, to the extent not previously vested, will vest immediately prior to the consummation of such Change in Control.
(c) Vesting Upon Certain Terminations of Continuous Service.
(i) Without Cause Before Initial Vesting Date. If the Employee’s Continuous Service is involuntarily terminated without Cause on or before the Initial Vesting Date, the Award will terminate and be cancelled as of the date of such termination of service, and no portion of the Award Amount, whether or not it would have otherwise become vested in accordance with the terms of this Agreement otherwise, will be paid or be payable to the Employee.

(ii) Without Cause Before Interim Vesting Date. If the Employee’s Continuous Service is involuntarily terminated without Cause after the Initial Vesting Date and on or before the Interim Vesting Date, the Interim Award Portion and the Final Award Portion will terminate and be cancelled as of the date of such termination of service and no portion of the Interim Award Portion or the Final Award Portion, whether or not they would have otherwise become vested in accordance with the terms of this Agreement otherwise, will be paid or be payable to the Employee.
(iii) Without Cause Before Final Vesting Date. If the Employee’s Continuous Service is involuntarily terminated without Cause after the Initial Vesting Date and on or before the Final Vesting Date, the Final Award Portion will terminate and be cancelled as of the date of such termination of service and no portion of the Final Award Portion, whether or not it would have otherwise become vested in accordance with the terms of this Agreement otherwise, will be paid or be payable to the Employee.
(iv) Death or Disability Before Final Vesting Date. If the Employee’s Continuous Service is terminated on or before the Final Vesting Date due to the Employee’s death or Disability, the entire Award Amount will immediately vest.
(d) Termination of Vesting. Except as otherwise provided in Section 4(b) and Section 4(c), no portion of the Award Amount shall vest following the termination of the Employee’s Continuous Service for any reason or under any circumstances. Any portion of the Award (which may include the entire Award Amount) that has not vested and is incapable of vesting in accordance with the terms of this Section 4 shall thereupon terminate and be cancelled and the Company will have no further obligation to the Employee with respect to such terminated and cancelled portion of the Award.
5. Payment of the Award. Any portion of the Award Amount that becomes vested shall be paid in cash (except as otherwise provided in Section 6) as soon as practicable following the date on which it became vested (but in no event later than (a) <<Number>> business days after such vesting date or (b) if earlier, immediately prior to the consummation of a Change of Control). Such payment shall be made to the Employee or, in the event of the Employee’s death, to the person(s) indicated in Section 12.
6. Optional Payment of the Award Amount in Common Stock. Notwithstanding anything to the contrary contained herein, in the sole and absolute discretion of the Committee and without the consent of the Employee, up to 50% of any Award payment made pursuant to this Agreement may be paid in whole shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”) having a Fair Market Value (as defined in the Plan) equal to the portion of the Award payment to be paid in Common Stock.
7. Certain Definitions.
(a) The term “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(b) The term “Associate” means, with reference to any Person, (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or any of its Affiliates) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the beneficial owner of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.
(c) The term “Board” means the Company’s Board of Directors.
(d) The term “Cause” means, with reference to the Employee, (i) the commission by the Employee of (A) any felony or (B) any other crime or offense involving moral turpitude or dishonesty or involving money or other property of the Company or any Affiliate of the Company; (ii) the Employee’s participation in a fraud or act of dishonesty against the Company or any Affiliate of the Company; (iii) the Employee’s willful breach of the policies of the Company or of any Affiliate of the Company; (iv) the Employee’s intentional damage to the property of the Company or of any Affiliate of the Company; (v) any material breach by the Employee of any agreement between the Employee and the Company or any Affiliate of the Company; (vi) any unauthorized use or disclosure by the Employee of confidential information or trade secrets of the Company or its Affiliates; (vii) the Employee’s refusal or willful failure to substantially perform his or her employment duties; (viii) the Employee’s receipt of any bribe or kickback in connection with the Company’s or its Affiliates’ business; or (ix) the Employee’s willful engagement in material misconduct that results in damage to the Company or to its Affiliates or results in adverse publicity, public contempt or public ridicule of the Employee or the Company or its Affiliates. The determination by the Board or the Committee as to whether Cause exists shall be final, conclusive and binding on the Employee.
(e) The term “Change in Control” means the occurrence of any of the following after the date of this Agreement:
(i) any Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including any securities acquired directly from the Company after the date the Plan first became effective) representing 40% or more of the combined voting power of the Voting Stock then outstanding; provided, however, that a Change in Control will not be deemed to occur under this clause (i) if a Person becomes the beneficial owner of Voting Stock representing 40% or more of the combined voting power of the Voting Stock then outstanding solely as a result of a reduction in the number of shares of Voting Stock outstanding which results from the Company’s repurchase of Voting Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the beneficial owner of additional shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding, or any other Person (or Persons) who is (or collectively are) the beneficial owner of shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the beneficial owner of Voting Stock representing 40% or more of the Voting Stock then outstanding; or
(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Company’s Board: (A) individuals who on the date the Plan first became effective constitute the Board; and (B) any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a majority vote of the Directors then still in office who either were Directors on the date the Plan first became effective or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of the Company or any parent or direct or indirect subsidiary of the Company with or into any other corporation, other than: (A) a merger or consolidation which results in the Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the Board or similar governing body of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Exempt Person) is or becomes the beneficial owner of Voting Stock (not including, for purposes of this determination, any Voting Stock acquired directly from the Company or its subsidiaries after the date the Plan first became effective other than in connection with the acquisition by the Company or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the Voting Stock then outstanding; or
(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets, unless (A) the sale is to an entity of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of such entity (“New Entity Securities”) are owned by shareholders of the Company in substantially the same proportions as their ownership of the Voting Stock immediately prior to such sale; (B) no Person other than the Company and any employee benefit plan or related trust of the Company or of such corporation then beneficially owns 40% or more of the New Entity Securities; and (C) at least a majority of the directors of such corporation were members of the incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.
(f) The term “Committee” means the Compensation Committee of the Board.
(g) The term “Continuous Service” means the Employee’s service with one or more of the Pioneer Companies, whether as an employee, director or consultant, without interruption or termination following the date of this Agreement. Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Employee renders service to the Pioneer Companies or a change in the Pioneer Company for which the Employee renders such service, provided that there is no interruption or termination of the Employee’s service. The Committee, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any approved leave of absence, including sick leave, military leave or any other personal leave.
(h) The term “Disability” means the absence of the Employee from service with one or more of the Pioneer Companies as an employee, director or consultant on a full-time basis for at least 180 consecutive days as a result of incapacity due to mental or physical illness or injury which is determined by the Committee in its sole discretion to be permanent.
(i) The term “Exempt Person” means: (i) the Company; (ii) any Affiliate of the Company; (iii) any employee benefit plan of the Company or of any Affiliate and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or any Affiliate of the Company; or (iv) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company.
(j) The term “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(k) The term “Pioneer Companies” means, collectively, the Company and its subsidiaries.
(l) The term “Voting Stock” means the Common Stock and any other securities issued by the Company that entitle the holder thereof to vote generally in the election of members of the Board.
8. Termination of the Award. Unless earlier terminated pursuant to Section 4, the Employee’s rights under this Agreement with respect to any portion of the Award will terminate at the time such portion of the Award is paid to the Employee or at such time that such portion of the Award is no longer eligible to become paid, as determined by the Committee.
9. Compliance with Section 409A. Notwithstanding anything to the contrary herein, the making of any payment pursuant to this Agreement on account of the Employee’s separation from service, to the extent the Employee’s right to receive such payment is properly treated as deferred compensation subject to Section 409A of the Code and the regulations and other applicable guidance issued by the Internal Revenue Service thereunder, shall be delayed until the first business day after the expiration of six (6) months from the date of the Employee’s separation from service (within the meaning of said regulations under Section 409A of the Code) or, if earlier, the date of the Employee’s death. The Employee shall be solely responsible, and the Company shall have no liability, for any taxes, acceleration of taxes, interest or penalties arising under Section 409A of the Code as a result of this Award and the payment of the Award Amount (or any portion thereof) hereunder.

10. Tax Matters. Each payment of any portion of the Award Amount pursuant to this Agreement shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”), if any. Except as otherwise required by applicable law, the amount of the Required Withholding, and the amount reflected on tax reports filed by the Company, in respect of any shares of Common Stock issued pursuant to Section 6 shall be based upon the Fair Market Value (as defined in the Plan) of such shares on the date of issuance (the “Valuation Date”). In the Committee’s sole discretion, the Company shall be entitled to satisfy the Employee’s Required Withholding by withholding shares of Common Stock issued pursuant to Section 6 having a Fair Market Value on the Valuation Date equal to the amount of the Required Withholding, or by deducting the amount of such Required Withholding amount from any cash payment made pursuant to this Agreement or from cash compensation otherwise payable to the Employee, or any combination of the foregoing. By execution of this Agreement, the Employee shall be deemed to have authorized the satisfaction of the Employee’s Required Withholding by the Company through any one or more of the foregoing means.
11. No Service Rights. This Agreement is not a services or employment agreement and nothing contained in the Plan or this Agreement shall be interpreted or construed to confer upon the Employee any right with respect to the continuation of the Employee’s employment or other service with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company at any time to terminate such relationship.
12. Recoupment of Incentive Compensation Policy. Notwithstanding any other provision of this Agreement to the contrary, this Award and any amount received by the Employee under this Award shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Clawback Policy, as it may be amended from time to time (the “Policy”). The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, then the terms of such policy shall prevail.
13. Non-transferability. The Employee’s rights under this Agreement may not be sold, assigned, pledged, exchanged, hypothecated or otherwise disposed of, encumbered or transferred, except (a) to the Company or (b) upon the Employee’s death to a beneficiary designated by the Employee (subject to the terms of this Agreement and the Plan) or if no beneficiary has been duly designated or no duly designated beneficiary survives the Employee, pursuant to the Employee’s will or the laws of descent and distribution. Any attempted sale, assignment, pledge, exchange, hypothecation, disposition, encumbrance or transfer in violation of this Agreement shall be void and the Company and its Affiliates will not be bound thereby.

14. Severability. If any portion of this Agreement is determined to be in violation of any statute or public policy, then only the portion(s) of this Agreement that have been found to violate such statute or public policy shall be deleted and all portions of this Agreement that have not been found to violate any statute or public policy will continue in full force and effect. Furthermore, it is the parties’ intent that any order that requires deletion of any portion of this Agreement should modify the deleted portion of the Agreement as narrowly as possible to give as much effect as possible to the intentions of the parties hereto.
15. Limitation of Liability. Under no circumstances will the Company or any Affiliate be liable for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any Person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to this Agreement, the Award or the Plan.
16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law provisions.
17. Amendment and Waiver. Except as otherwise provided in this Agreement or the Plan, this Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions effective. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party of any term or condition, or of any breach of any term or condition, contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other term or condition, or a waiver of any breach of any other term or condition.
18. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including any successor to the Company as the result of a direct or indirect purchase, merger, consolidation or similar transaction involving all or substantially all of the Company’s business or assets. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

[Signature page follows.]

In Witness Whereof, the Company has caused this Long-Term Incentive Cash Award Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all effective as of the date first above written.

PIONEER ENERGY SERVICES CORP:
By: _________________________
Name: <<Company Officer>>
Title: <<Title>>
EMPLOYEE:

Name: <<Name>>
Address:    ______________________________
______________________________
______________________________